BAU ANALYSIS AND PARTNERING LETTER OF INTENT

This Letter of Intent (“Agreement”) is between Neuro-Hitech, Inc., One Penn Plaza, Suite 1503, New York, NY 10019, USA including its successors, assigns, affiliates, and subsidiaries (“Neuro-Hitech”) and Numoda Corporation (“Numoda”), The Curtis Center, 601 Walnut Street, 9th floor, Philadelphia, PA 19106. Neuro-Hitech requests that Numoda, and Numoda agrees to, perform the following services (the “BAU Services”) relating to Huperzine A in Alzheimer’s Disease (the “Project”):

BAU SERVICES AND FEE:
Numoda Data Consolidation and Reporting Group, Business Analysis Unit and Quality Assurance team, will:

•	Review protocols and amendments
•	Review FDA meeting minutes and other documents
•	Perform an investigation of all data in systems, databases and other durable media
•	Provide a preliminary report and trends of analysis findings
•	Develop partner recruitment messaging, marketing and portal
•	Prepare strategic intelligence and partnering access portal
•	Prepare a BAU partnering analysis
•	Numoda will validate trial analysis and findings

Neuro-Hitech will pay Numoda $600,000 (“BAU Services Payment”) as follows. The initial payment will consist of $200,000 cash ($100,000 of which will be paid at signing and the other $100,000 of which will be paid at completion of SIPA Portal). A deferred payment up to $400,000 on a sliding scale basis, will be paid subject to the following schedule, at time of Transaction close (see below), all of which shall be applied to the above listed BAU Services (“Deferred Payment”):

if aggregate consideration in a Transaction is or Transactions are                           then the Deferred Payment is

up to $1 Million	$200,000
$1,000,001 to $5 Million	$250,000
$5,000,001 to $ 10 Million	$300,000
$10,000,001 or more	$400,000

Numoda may provide additional Services as Neuro-Hitech may request and Numoda may agree in writing to perform, prior to the performance of such services.

PARTNER/ FACILITATOR’S SERVICES AND FEE:
Neuro-Hitech requests and Numoda agrees that Numoda will provide assistance to Neuro-Hitech in achieving its general business objectives including, but not limited to, finding and/or facilitating transactions (“Transaction” or “Transactions”) with licensing partners, purchasers of Neuro-Hitech’s products, and/or acquisition or merger candidates. If, at any time during the term of this Agreement and for three years from signature thereafter, Neuro-Hitech consummates such a Transaction with anyone Numoda either introduced Neuro-Hitech to or materially assisted Neuro-Hitech with in facilitating the Transaction, then Neuro-Hitech shall pay (or cause to be paid by the third party) to Numoda a fee of 3.5% of the aggregate consideration payable in such Transaction, payable to Numoda within 30 days of closing. Consistent with these terms, this section shall survive termination or expiration of this Agreement.

TERMINATION:
Except as otherwise set forth in this Agreement, this Agreement will terminate the earlier of: two (2) years after the effective date of this Agreement or when Numoda completes the above Services in connection with one Transaction for Neuro-Hitech. Neuro-Hitech may terminate this Agreement upon fifteen days’ written notice for any reason. Numoda may terminate this Agreement upon fifteen days’ written notice if Neuro-Hitech breaches this Agreement.

MUTUAL INDEMNIFICATIONS AND LIMITED LIABILITIES:
Each party to this Agreement shall indemnify and hold harmless the other party and its affiliates, and their officer, employees, and directors, from any damages or expenses (including attorney fees) that the other party incurs due to third--party claims or investigations relating to the Services to the extent such damages or expenses are solely caused by the negligence, gross negligence or willful misconduct of that party. Each party to this Agreement further limits its liability to the other party in relation to its performance of this Agreement. Except in the case of liability for willful-misconduct, neither party shall be liable to the other party for any loss suffered which is in the nature of loss or profits, opportunities, or goodwill relating to the Services performed hereunder.

MUTUAL CONFIDENTIALITY:
This Agreement incorporates by reference the provisions of the Mutual Confidentiality Agreement entered into by the parties __________________, ________ 2008.

EFFECTIVE DATE:
This Agreement is effective as of the last date signed below.

ACCEPTED AND AGREED TO AS OF THE DATE LAST SIGNED BELOW:

Neuro-Hitech, Inc		Numoda Corporation
By:	/s/ Gary T. Shearman	By:	/s/ Ann Vorimindi
Printed Name:	Gary T. Shearman	Printed Name:	Ann Vorimindi
Title:	President & CEO	Title:	Chief Operating Officer
Date:	March 3, 2008	Date:	March 3, 2008